Exhibit 99.1

Manitex International, Inc. Reports Second Quarter 2020 Results

Bridgeview, IL, August 6, 2020 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced second quarter 2020 results. Net revenues from continuing operations for the second quarter were $37.1 million, compared to $57.4 million in the prior year’s period, and net loss from continuing operations was $(2.4) million, or $(0.12) per share, compared to net income of $3.3 million or $0.17 per share, in the second quarter of 2019. Adjusted net loss* from continuing operations in the second quarter 2020 was $(1.7) million, or $(0.08) per share, compared to adjusted net income of $1.2 million, or $0.06 per share, for the second quarter of 2019.

Financial Highlights:

•	Net revenues of $37.1 million, declined 35.3% compared to Q2 2019

•	Loss per share of $(0.12) or $(0.08) as adjusted*

•	Adjusted EBITDA* $(0.3) million

•	Generated $4.6 million in cash in the quarter from operations

•	Achieved $1.2 million cost savings in SG&A in Q2 compared to prior year driven by cost reduction initiatives implemented in 2019 and 2020

•	Net debt of $34.4 million, a reduction of $7.6 million in Q2 2020

•	Available liquidity through cash and credit lines of approximately $46 million as of June 30, 2020

Note: Results shown are from Continuing Operations

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	Backlog which was $44 million as of June 30, 2020, declined 18% year over year

•	Continued softness in our North American straight-mast and industrial crane products

•	North American MAC knuckle boom sales have increased approximately 150% compared to last year’s same quarter

•	PM backlog increased 15% year over year and now 50% of total backlog

•	7 new dealers for PM, MAC and/or Oil &Steel: France, Israel, New York, Pennsylvania, Florida, Italy, Singapore

•	Expansion of our Valla zero-emission industrial crane distribution network in Europe and North America

Subsequent to quarter end

•	On July 20, 2020, the Company announced that it had paid down approximately $5.5 million European bank debt at a 15% discount to its face value

•	Initiated restructuring plan for North American operations estimated to generate $5.4 million in annualized cost savings

Steve Filipov, CEO of Manitex commented, “We continue to implement safety protocols globally to protect our employees and their families during the current COVID-19 pandemic, including increased frequency of cleaning and disinfecting, social distancing practices, and other measures consistent with specific regulatory requirements.”

“Performance for the second quarter was negatively impacted by lower production and increasing uncertainty, as a result of the continuing pandemic, of the future demand picture in certain geographic markets. COVID-19 forced closures at PM and also impacted our dealers and customers, globally. Notwithstanding this disruption in the marketplace, we have seen consistent improvement in our results in international markets for articulating “knuckle boom” cranes and truck-mounted aerials, particularly in Western Europe and Asia where we are pleased to be establishing PM, PM-Tadano, as developing brands in the global marketplace that we estimate at over $2.3 billion annually. Sales and orders at PM, combined with declines at Manitex straight-mast cranes, have resulted in a higher backlog composition of PM over Manitex for the first time ever, a trend that we anticipate to continue, consistent with our strategy to focus our resources there and grow the business to a much higher level over time.”

“While we have reported a loss for the second quarter, on a level of sales that reflect the temporary economics of a global pandemic, we generated $4.6 million in cash from operations, and we continue to take aggressive steps to reduce costs and improve our balance sheet. In this regard, we also paid down a portion of our European debt at a 15% discount of its face value, subsequent to the quarter’s close.”

“Going forward, our focus will be on right-sizing our business to meet market demand, margin preservation, and generating cash from operations. To that end, we implemented headcount reductions and restricted production schedules in North America during the first half of 2020, and we continued this process further in the third quarter. We expect to generate an additional annualized savings of approximately $5.4 million from these actions. We are preparing for lower demand, exacerbated by the COVID-19 pandemic, which may persist throughout the year, particularly in the Manitex straight-mast crane side of the business. We anticipate continued modest growth at PM, and hope to close out the year with COVID-19 behind us, with PM on pace to reach sales levels not seen since the last uptick in global equipment sales, continued joint sales with our partner, Tadano, and a stabilization of demand in North American crane markets,” concluded Mr. Filipov.

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 866-269-4262 if calling within the United States or 323-289-6576 if calling internationally. A replay will be available until August 13, 2020, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 3902647 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and six month periods ended June 30, 2020 and 2019, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and six month periods ended June 30, 2020 and 2019 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of June 30,	As of December 31,
	2020	2019
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$26,214	$23,327
Cash - restricted	5,098	217
Trade receivables (net)	28,285	34,725
Other receivables	1,692	1,033
Inventory (net)	59,060	57,818
Prepaid expense and other	4,950	4,706
Current assets of discountinued operations	1,601	1,591

Total current assets	126,900	123,417

Total fixed assets, net of accumulated depreciation of $17,688 and $16,818 at June 30, 2020 and December 31, 2019, respectively	18,461	19,035
Operating lease assets	2,104	2,174
Intangible assets (net)	15,807	17,032
Goodwill	25,958	32,635
Other long-term assets	204	281
Deferred tax asset	415	441
Long-term assets of discountinued operations	294	413

Total assets	$190,143	$195,428

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$17,593	$18,212
Covertible note-related party (net)	7,410	7,323
Convertible note (net)	7,951	—
Current portion of finance lease obligations	436	476
Current portion of operating lease liabilities	742	813
Accounts payable	29,667	29,593
Accounts payable related parties	228	228
Accrued expenses	9,610	9,138
Customer deposits	1,374	1,493
Deferred income	3,747
Current liabilities of discountinued operations	826	800

Total current liabilities	79,584	68,076

Long-term liabilities
Revolving term credit facilities	8,500	—
Notes payable (net)	19,444	19,446
Finance lease obligation (net of current portion)	4,395	4,584
Non-current operating lease liabilities	1,362	1,361
Convertible note (net)	—	14,760
Deferred gain on sale of property	627	667
Deferred tax liability	627	721
Other long-term liabilities	5,634	5,913
Long-term liabilities of discountinued operations	350	350

Total long-term liabilities	40,939	47,802

Total liabilities	120,523	115,878

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at June 30, 2020 and December 31, 2019	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,760,480 and 19,713,185 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	131,135	130,710
Paid in capital	2,780	2,793
Retained deficit	(60,406)	(50,253)
Accumulated other comprehensive loss	(3,889)	(3,700)

Total equity	69,620	79,550

Total liabilities and equity	$190,143	$195,428

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	Unaudited	Unaudited
Net revenues	$37,115	$57,379	$85,848	$111,804
Cost of sales	31,584	46,881	70,070	89,314

Gross profit	5,531	10,498	15,778	22,490
Operating expenses
Research and development costs	771	706	1,458	1,393
Selling, general and administrative expenses	6,725	9,561	14,764	18,677
Impairment of intangibles	—	—	6,722	—

Total operating expenses	7,496	10,267	22,944	20,070

Operating (loss) income	(1,965)	231	(7,166)	2,420
Other expense
Interest expense	(924)	(1,069)	(2,008)	(2,177)
Interest income	14	51	74	120
Change in fair value of securities held	—	4,428	—	5,238
Foreign currency transaction loss	(24)	22	(442)	(411)
Other income (expense)	(159)	10	(156)	(11)

Total other expense	(1,093)	3,442	(2,532)	2,759

(Loss) Income before income taxes from continuing operations	(3,058)	3,673	(9,698)	5,179
Income tax expense from continuing operations	(657)	378	(253)	575

Net (loss) income from continuing operations	$(2,401)	$3,295	$(9,445)	$4,604

Discontinued operations
Loss from operations of discontinued operations	(323)	(57)	(711)	(503)
Income tax expense (benefit)	(47)	2	(3)	(45)

Loss from discontinued operations	(276)	(59)	(708)	(458)

Net (loss) income	(2,677)	3,236	(10,153)	4,146

(Loss) earnings per share
Basic
(Loss) earnings from continuing operations	$(0.12)	$0.17	$(0.48)	$0.23
Loss from discontinued operations	$(0.01)	$—	$(0.04)	$(0.02)
Net (loss) earnings	$(0.14)	$0.16	$(0.51)	$0.21
Diluted
(Loss) earnings from continuing operations	$(0.12)	$0.17	$(0.48)	$0.23
Loss from discontinued operations	$(0.01)	$—	$(0.04)	$(0.02)
Net (loss) earnings	$(0.14)	$0.16	$(0.51)	$0.21
Weighted average common shares outstanding
Basic	19,762,726	19,685,251	19,748,249	19,681,666
Diluted	19,762,726	19,734,195	19,748,249	19,714,584

Note: Results shown are from Continuing Operations

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	June 30, 2020		March 31, 2020		June 30, 2019
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$37,115	$37,115	$48,733	$48,733	$57,379	$57,379
% change Vs Q1 2020	-23.8%	-23.8%
% change Vs Q2 2019	-35.3%	-35.3%
% change Vs Q2 2019 without FX impact		-34.8%
Gross margin % of net sales	14.9%	15.6%	21.0%	21.2%	18.3%	19.1%
Gross margin % of net sales (value-add)		16.3%		22.7%		20.7%

	Six Months Ended
	June 30, 2020		June 30, 2019
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$85,848	$85,848	$111,804	$111,804
% change Vs prior year	-23.2%	-23.2%
% change Vs prior year without FX impact		-22.3%
Gross margin % of net sales	18.4%	18.7%	20.1%	21.0%
Gross margin % of net sales (value-add)		19.8%		22.5%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA (in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating (loss) income	($1,965)	($5,201)	$231	($7,166)	$2,420
Adjustments related to trade show, customer declared bankruptcy, discontinued model, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring and other expenses	574	7,668	2,356	8,242	3,175
Adjusted operating (loss) income	(1,391)	2,467	2,587	1,076	5,595
Depreciation and amortization	1,055	1,038	1,098	2,093	2,164
Adjusted EBITDA	(336)	$3,505	$3,685	$3,169	$7,759
Adjusted EBITDA % to sales	-0.9%	7.2%	6.4%	3.7%	6.9%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) (in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net (loss) income	($2,401)	($7,044)	$3,295	($9,445)	$4,604
Adjustments related to change in fair value of securities, trade show, discontinued model, customer declared bankruptcy, foreign exchange, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	736	8,623	(2,128)	9,383	(1,870)
Adjusted net (loss) income	($1,665)	$1,579	$1,167	($62)	$2,734
Weighted diluted shares outstanding	19,762,726	19,733,772	19,734,195	19,748,249	19,714,584
Diluted (loss) earnings per shares as reported	($0.12)	($0.36)	$0.17	$(0.48)	$0.23
Total EPS effect	$0.04	$0.44	($0.11)	$0.48	($0.09)
Adjusted diluted (loss) earnings per share	($0.08)	$0.08	$0.06	($0.00)	$0.14

Change in Fair Market Value of Securities, Discontinued Model, Foreign Exchange, Goodwill and Intangible Asset Impairment, Restatement, Restricted Stock, Restructuring, Plant Closing, Trade Show and other Expenses

	Three Months Ended			Six Months Ended
Adjustments	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Covid-19 related expense	$111	$0	$0	$111	$0
Customer declared bankruptcy - bad debt	—	—	284	—	284
Discontinued model	124	69	305	193	305
Goodwill and intangible asset impairment	—	6,722	—	6,722	—
Legal settlement	—	—	67	—	67
Plant closing	—	—	—	—	44
Restatement expenses	—	—	98	—	147
Restricted stock	203	222	141	425	300
Restructuring	35	1	751	36	1,105
Trade show	58	546	281	604	281
Other expenses	43	108	429	151	642
Total adjustments to operating income (loss)	$574	$7,668	$2,356	$8,242	3,175
Change in fair market value of securities	—	—	(4,428)	—	(5,238)
Foreign exchange	24	418	(22)	442	411
Other expenses	162	—	—	162	—
Total pre-tax adjustments	$760	$8,086	($2,094)	$8,846	($1,652)
Net tax impact (including discrete items)	(24)	537	(34)	537	(218)
Total adjustments	$736	$8,623	($2,128)	$9,383	(1,870)

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Backlog from continuing operations	$44,272	$57,045	$65,263	$56,207	$53,695
Change Versus Current Period		-22.4%	-32.2%	-21.2%	-17.5%

Note: Backlog was $48,414 as of July 24, 2020

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	June 30, 2020	December 31, 2019
Total cash & cash equivalents	$31,312	$23,544
Notes payable - short term	$17,593	$18,212
Current portion of finance leases	436	476
Convertible notes	15,361	22,083
Notes payable - long term	19,444	19,446
Finance lease obligations	4,395	4,584
Revolver	8,500	—
Total debt	$65,729	$64,801
Net debt	$34,417	$41,257